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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES

Subsidiary                                        Jurisdiction of Incorporation
----------                                        -----------------------------

Triad Systems Financial Corporation                      California
CCI/Triad Gem, Inc.                                      Texas
TriFare, Inc.                                            Delaware
CCI/Triad Financial Holding Corporation                  California
Triad Data Corporation                                   California
Triad Systems Corporation                                Delaware
Triad Systems Ireland Limited                            Republic of Ireland
Tridex Data Services Limited                             United Kingdom
Tridex System Limited                                    United Kingdom
Tridex Leasing Limited                                   United Kingdom
Triad Systems France SARL                                France
Triad Systems Canada, Limited                            Canada